Exhibit 99.1

Press Release	Source: Enigma Software Group, Inc.

Enigma Software Group, Inc. Announces Financial Results for Third Quarter and Nine Months, Fiscal 2005

Thursday, November 10, 2005 5:00 pm ET

NEW YORK, November 10, 2005 (PRIMEZONE) -- Enigma Software Group, Inc. (OTC BB: ENGM.OB - News), (“Enigma”), today announced its financial results for the third quarter of fiscal 2005, which ended September 30, 2005 and also for the nine-month period then ended. Enigma, which formerly had been known as Maxi Group, Inc., (“Maxi”) is a developer of an Internet-based search network and downloadable security software products.

Summary Financial Results

	Quarter	Quarter	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
($ in thousands, except per share data)	2005	2004	2005	2004

Total Revenue	$251	$2	$21,721	$11
Operating (Loss) Income	$(241)	$(1,510)	$19,385	$(11,420)
Net Income (Loss)	$(197)	$(1,572)	$10,500	$(11,627)
Net (Loss) Income Per Share	$(0.01)	$(0.11)	$0.66	$(0.79)
Net Cash (Used in) Provided by Operating Activities	$(4)	$(295)	$(160)	$2,199

Total revenue for the third quarter of fiscal 2005 was $251,000, compared to $2,000 for the third quarter of fiscal 2004. For the nine month period of fiscal 2005, total revenue was $21.7 million, compared to $11,000 for the comparable prior year period. These increases of $249,000 and $21.710 million are almost entirely a result of our accounting policy for revenue recognition with respect to license fees generated from the sales of downloadable software products.

Revenue recognition requirements in the software industry are very complex and require us to make some estimates. Generally cash is received at the time of sale, but recognition of the revenue from the sale is deferred. For a full understanding of our accounting policy, the reader is urged to review our public filings, which are available online at http://www.sec.gov.

Net cash used in operating activities was $4,000 for the third quarter of fiscal 2005, compared to $295,000 for the third quarter of fiscal 2004. For the nine month period, net cash used in operating activities was $160,000 as compared to net cash provided by operating activities of $2.2 million for the prior year period. Cash at September 30, 2005 totaled $443,000. This compares to $2.7 million at September 30, 2004, which included $1.0 million of restricted cash. At December 31, 2004, cash and restricted cash totaled $1.6 million, of which $1.0 million was restricted. The decrease in restricted cash from December 31, 2004 to September 30, 2005 contributed substantially to funding operations for the first nine months of fiscal 2005, without which Enigma would have reported net cash used in operating activities of approximately $1.2 million.

For the third quarter of fiscal 2005 there was an operating loss $241,000, compared to an operating loss of $1.5 million for the third quarter of fiscal 2004. For the nine month period of fiscal 2005, operating income was $19.4 million, compared to an operating loss of $11.4 million for the comparable prior year period. The increases in operating income for each period resulted from both our accounting policy for revenue recognition (referred to above), as well substantial decreases in operating expenses, as we have both decreased our marketing costs and restructured our company.

(continued)

The net loss for the third quarter of fiscal 2005 was $197,000, equivalent to $0.01 per common share, which compares to a net loss of $1.6 million for the third quarter of fiscal 2004, which was equivalent to $(0.11) per common share. For the nine month period of fiscal 2005, net income was $10.5 million, equivalent to $0.66 per common share and as compared to a net loss of $11.6 million for the comparable prior year period, which was equivalent to $(0.79) per common share.

ABOUT ENIGMA SOFTWARE GROUP, INC.

Enigma develops and markets digital products and services for the consumer market. Enigma is known mostly for its Anti Spyware software product SpyHunter. SpyHunter is distributed exclusively over the Internet by download. Enigma owns and operates several websites, including the internet search engine www.adorons.com. Enigma Software operates within the United States with a worldwide customer base.

This release contains forward-looking statements relating to the development of Enigma Software Group, Inc.'s products and services and future operating results, including statements regarding Enigma Software Group's software, that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "intend,'' "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Enigma Software Group Inc.'s actual results include the progress and costs of the development of our products and services and the timing of market acceptance of those products and services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Enigma Software Group, Inc. undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Enigma Software Group, Inc.
Condensed Balance Sheet
September 30, 2005
(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$442,626
Accounts receivable	162,875
Tax refund receivable	240,615
Prepaid expenses and other current assets	39,318

Total current assets	885,434

Property and equipment, net	353,788
Security deposit	84,458

Total Assets	$1,323,680

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$69,813
Income taxes payable	397,368
Deferred revenue	698,294

Total current liabilities	1,165,475

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock, par value $0.001, 100,000,000 shares authorized;
16,243,267 issued and outstanding	16,243
Additional paid-in capital	(55,502)
Retained earnings	197,464

Total stockholders' equity	158,205

Total Liabilities and Stockholders' Equity	$1,323,680

Enigma Software Group, Inc.
Condensed Statements of Operations
For the three-month and nine month periods ended September 30,
(unaudited)

	Three Month Periods		Nine Month Periods
	ended September 30,		ended September 30,
	2005	2004	2005	2004
Revenues:
Sales of software products	$231,256		$21,631,433
Commission income and advertising revenues	19,491	$2,298	89,825	$11,383
Total revenues	250,747	2,298	21,721,258	11,383

Expenses:
Marketing and selling	42,583	763,701	283,452	7,335,745
General and administrative	408,642	726,484	1,932,234	4,030,540
Depreciation and amortization	40,261	21,756	120,784	65,268

Total costs and expenses	491,486	1,511,941	2,336,470	11,431,553

Operating income (loss)	(240,739)	(1,509,643)	19,384,788	(11,420,170)
Other income		5,255	238	5,739
Interest income	2,427	4,837	9,973	13,486

Income (loss) before income tax provision	(238,312)	(1,499,551)	19,394,999	(11,400,945)
Income tax (benefit) provision	(41,002)	72,284	8,895,165	225,647

Net (loss) income	$(197,310)	$(1,571,835)	$10,499,834	$(11,626,592)

Basic net (loss)/income per common share	$(0.01)	$(0.11)	$0.66	$(0.79)
Diluted net (loss)/income per common share	$(0.01)	$(0.11)	$0.66	$(0.79)

Weighted average shares outstanding:
Basic	16,243,267	14,650,001	15,974,578	14,650,001
Diluted	16,243,267	14,650,001	15,974,578	14,650,001

Enigma Software Group, Inc.
Condensed Statements of Cash Flows
For the nine-month periods ended September 30,
(unaudited)

	2005	2004
Cash flows from operating activities:
Net Income (loss)	$10,499,834	$(11,626,592)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Interest income on officer’s loan	(819)
Depreciation and amortization	120,784	65,268
Write off of excess property & equipment, net	4,446
Changes in:
Restricted cash	1,004,640	(885,745)
Accounts receivable	(149,934)	292,569
Prepaid expenses and other current assets	130,180	(11,222)
Security Deposit		(73,202)
Deferred tax asset	8,495,000
Accounts payable and accrued expenses	(194,767)	(163,032)
Income taxes payable	397,368
Deferred revenue	(20,466,275)	14,601,337

Net cash (used in) provided by operating activities	(159,543)	2,199,381

Cash flows from investing activities:
Purchase of property and equipment	(13,808)	(348,523)
Proceeds from disposition of property and equipment	243	—

Net cash used in investing activities	(13,565)	(348,523)

Cash flows from financing activities:
Loans to shareholders and related parties net of repayment		(107,650)
Repayment of bank overdraft		(58,007)

Net cash used in financing activities		(165,657)

Net (decrease)/increase in cash and cash equivalents	(173,108)	1,685,201
Cash and cash equivalents - beginning of period	615,734	—

Cash and cash equivalents - end of period	$442,626	$1,685,201

Non-cash transaction:
Common shares redeemed in connection with repayment of loan and interest by shareholder	$123,485

Contact:	Enigma Software Group, Inc.
Richard M. Scarlata, Chief Financial Officer
(888) 360-0646

Source: Enigma Software Group, Inc.